UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

REMEDENT, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15975 (Commission File Number)	86-0837251 (IRS Employer Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium (Address of Principal Executive Offices)	N/A (Zip Code)

011-329-321-7080

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2007, the Company announced the appointment of Roger Leddington as its Senior Vice President and Head of U.S. Marketing. The material terms and conditions of Mr. Leddington’s appointment are set forth below in Item 5.02.

SECTION 5–CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2007, the Company announced the appointment of Roger Leddington as its Senior Vice President and Head of U.S. Marketing. In this capacity Mr. Leddington will oversee the Company’s U.S. launch of its GlamSmile product. Prior to joining the Company, since July 1995, Mr. Leddington was the founder and principal of a private consulting firm specializing in the introduction of high-tech products to the dental industry, both in the United States and internationally. From 1990 to 1995, Mr. Leddington served consecutively as marketing director, president and CEO of New Image Industries, Inc., a company involved in the development and marketing of dental computer imaging and intraoral camera systems. Mr. Leddington was also a director of New Image Industries, Inc. from 1992 to 1995.

Pursuant to a letter agreement between the Company and Mr. Leddington, Mr. Leddington’s employment with the Company is on an at-will basis and will commence on August 8, 2007 (“Effective Date”). Mr. Leddington’s initial base salary is $150,000 per year and upon the Effective Date, Mr. Leddington will be granted options to purchase 100,000 shares of common stock under the Company’s 2004 Incentive and Nonstatutory Stock Option Plan. The options will be valued at the closing price of the Company’s common stock as reported by the OTC Bulletin Board on the Effective Date. One third of the options will vest on each of the first, second and third anniversaries of the Effective Date. The information contained in the letter agreement, dated August 8, 2007, is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

SECTION 7–REGULATION FD

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on August 15, 2007 announcing the appointment of Roger Leddington as its Senior Vice President in charge of overseeing the U.S. launch of the GlamSmile product. A copy of the press release is attached as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Letter Agreement between Remedent, Inc. and Roger Leddington dated August 8, 2007

99.1	Press Release dated August 15, 2007 entitled “Remedent, Inc. Announces Appointment of Roger Leddington as Head of U.S. Marketing”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC.,
a Nevada corporation

Dated:	August 15, 2007	By: /s/ Robin List

Robin List,

Chief Executive Officer